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                                                                    EXHIBIT 10.I

                              CONSULTING AGREEMENT

        This Consulting Agreement (the "Agreement") is entered into as of September 15, 1999, by and between eSat, Inc., a Nevada corporation and its subsidiaries or affiliates (the "Company"), and Vantage Capital, Inc., a California corporation ("Consultant").

        WHEREAS, the Company desires to acquire or merge with other businesses, enter into investment banking relationships and enhance shareholder value through the sale or restructuring of its business, recapitalizations, reorganizations and placement of common stock of the Company ("Common Stock"), preferred stock, and/or debt instruments of the Company (the "Company Objectives");

        WHEREAS, the Company recognizes that the Consultant can contribute to finding, analyzing, structuring, negotiating and financing business sales and/or acquisitions, joint ventures, alliances and other desirable projects, which contribution is of great value to the Company and its shareholders;

        WHEREAS, the Company believes it to be important both to the future prosperity of the Company Objectives and to the Company's general interest to retain Consultant as an exclusive consultant to the Company and have Consultant available to the Company for consulting services in the manner and subject to the terms, covenants, and conditions set forth herein;

        WHEREAS, in order to accomplish the foregoing, the Company and Consultant desire to enter into this Agreement, effective as of September 15, 1999, to provide certain assurances as set forth herein.

        WHEREAS, in order to accomplish the foregoing, the Consultant will enter into a joint venture with Corporate Financial Enterprises, a Delaware corporation.

        NOW THEREFORE, in view of the foregoing and in consideration of the premises and mutual representations, warranties, covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Retention. The Company hereby retains the Consultant during the Consulting Period (as defined in Section 2 below), and Consultant hereby agrees to be so retained by the Company, all subject to the terms and provisions of this Agreement.

2. Consulting Period. The Consulting Period shall commence on September 15, 1999 and terminate no earlier than September 15, 2002. After September 15, 2002, either party may terminate this agreement upon at least 30 days written notice.

3. Duties of Consultant. During the Consulting Period, the Consultant shall use its reasonable and best efforts to perform those actions and responsibilities necessary to (i)



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        identify, analyze, structure and/or negotiate business sales and/or acquisitions, including without limitation, merger agreements, stock purchase agreements, and any agreements relating to financing and/or the placement of debt or equity securities of the Company, (ii) assist the Company in its corporate strategies, (iii) assist the Company in the implementation of its business plan, in each case as requested by the Company (the "Services"). The Company shall provide all necessary financing required in order to purchase businesses approved by the Company, including cash or freely tradable or restricted securities. Such securities may include freely tradable Common Stock, restricted Common Stock, preferred stock, debt, convertible debt or any other security. Consultant shall render such Services diligently and to the best of its ability.

4. Other Activities of Consultant. The Company recognizes that Consultant shall perform only those services that are reasonably required to accomplish the goals and objectives set forth herein, and that Consultant shall provide services to other businesses and entities other than the Company. Consultant shall be free to directly or indirectly own, manage, operate, join, purchase, organize or take preparatory steps for the organization of, build, control, finance, acquire, lease or invest or participate in the ownership, management, operation, control or financing of, or be connected as an officer, director, employee, partner, principal, manager, agent, representative, associate, consultant, investor, advisor or otherwise with (collectively, be "Affiliated" with), any business or enterprise, or permit its name or any part thereof to be used in connection with any business or enterprise, engaged in any business, except for any business that is the same as, substantially similar to or otherwise competitive with, adverse to, affiliated with, or otherwise related to the Company. Consultant may be Affiliated with any entity which may provide services to the Company. The Company hereby waives any conflict of interest that may arise from a relationship between Consultant and any entity which Consultant is Affiliated with. This Agreement may be assigned by Consultant to an entity designated by Consultant, whether Affiliated or not Affiliated with Consultant, and wherever located.

5. Compensation. In consideration for Consultant entering into this Agreement, the Company shall compensate Consultant as follows:

        a.      Monthly Fees and Benefits:

                i. Retainer. The Company shall pay to Consultant a non-refundable monthly retainer of $5,000, payable in cash or, Restricted Common Stock (as defined below) at the rate of one share of Restricted Common Stock for each $2.00 payable to Consultant.

                ii. Expenses. The Company shall pay all such expenses reasonably incurred during the Consulting Period by the Consultant for business purposes related to or in furtherance of the goals and objectives of the Company and/or the provision of the Services (collectively, "Company Purposes"), including, without limitation, expenses incurred with respect to the Consultant's travel (including travel for flights of less than two hours and business class travel for flights of three hours or more outside the U.S.),



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                        meals and entertainment and other customary and
                        reasonable expenses for Company Purposes. The Company shall pay such expenses directly, or, upon submission of bills, receipts and/or vouchers by the Consultant, by direct reimbursement to the Consultant.

        b. Warrants. The Company shall issue to Consultant or its designees warrants to purchase 1,200,000 shares of Common Stock (the "Warrants"), with exercise prices equal to (a) as to 300,000 warrants, $4.25, (b) as to 300,000 warrants, $5.25, (c) as to 200,000 warrants, $6.25, and (d) as to 400,000 warrants, $8.50, and which may be exercised by Consultant at any time through the payment of (i) cash, (ii) a promissory note bearing interest at six percent (6%) per annum, or (iii) by tendering shares of Common Stock equal to the aggregate exercise price divided by the last closing price of the Common Stock as reported on such exchange or market as such Common Stock is then traded on the date of exercise, in each case at Consultant's option. Such Warrants as are exercised shall vest immediately if paid in cash or Common Stock, and on a pro rata basis in accordance with receipt of cash or Common Stock in the event Warrant is exercised with a promissory note. The Company shall, at its sole expense, cause the Common Stock underlying the Warrants to be registered with the Securities and Exchange Commission upon demand, or upon the first registration of any of the Common Stock of the Company after the date of this Agreement if no such demand has yet been made. In the event the Company issues or sells Common Stock or any other equity securities of the Company after the date of this Agreement to any party other than Consultant for cash consideration or non-cash consideration which has a fair value below the closing bid price as of the date prior to such issuance or sale, or issues options, warrants or other securities convertible into Common Stock with an exercise or conversion price less than the closing bid price as of the date prior to such issuance, the terms of the Warrants herein shall be adjusted so as to protect Consultant against any dilution of its interest in the Common Stock underlying the Warrants. If at any time there shall be a capital reorganization of the Common Stock or merger of the Company into another corporation, or the sale of all or substantially all of the Company's properties or assets, then, as a part of such reorganization, merger or sale, lawful provision shall be made so that Consultant shall thereafter be entitled to receive upon exercise of the Warrants, the number of shares of Common Stock, or securities of the successor corporation resulting from such reorganization, merger or sale, to which the Consultant would have been entitled had the Warrants been exercised immediately prior to such reorganization, merger or sale.

        d. Fees for Acquisition Opportunities. The Company shall pay to the Consultant a fee equal to ten percent (10%) of the total aggregate consideration paid for any acquisition or sale by the Company of any business, corporation or division (a "Target"), including, but not limited to, acquisitions by stock purchase agreement, merger agreement, plan of reorganization or asset purchase agreement, or any



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                other transaction involving the sale of assets out of the
                ordinary course (measured by either magnitude or classification) or the sale, transfer or license of technology (collectively, a "Transaction"), which fee shall be due upon closing of the Transaction. For purposes hereof, the total aggregate consideration paid shall include all cash and stock paid to the seller or sellers of a Target upon closing of the Transaction in addition to any contingent payments to the seller or sellers, including without limitation, earnouts, as if all performance targets are met, as well as any debts or liabilities assumed by the Company, including without limitation any debts for which the Company issues a guarantee. In addition, Consultant shall also be entitled to a financing fee equal to ten percent (10%) of any private or public placement of debt or equity securities of the Company, including without limitation, promissory notes, debentures, convertible debt, common stock or preferred stock, or any other securities owned by the Company, including without limitation securities of other corporations.

        e. Third Party Commissions. Consultant and/or its Affiliates shall be entitled to share in any fees or commissions payable by third parties on any Transaction contemplated herein, including, but not limited to, any fees payable to Consultant by a third party lender, financing partner, or other party, or a seller of a corporation or business, including, without limitation, investment banking fees or commissions, business brokerage fees or commissions, finders fees, or any other fee payable by a third party to Consultant for any reason including the identification of the Company as a potential purchaser or seller of such corporation or business (a "Transaction Commission"). The Company hereby waives any conflict of interest that may arise due to any Transaction wherein Consultant receives such a Transaction Commission, including, but not limited to, any conflict of interest which may arise as a result of the dual representation by Consultant of the seller or purchaser of a corporation or business on the one hand, and the Company on the other.

        f. Fees Paid in Common Stock. The Company, at its option, may pay fees due under paragraph (d) of this Section 5 in cash, or by issuance of Restricted Common Stock or freely tradable, registered Common Stock. Restricted Common Stock shall be issued at a rate equal to the lesser of (i) fifty percent (50%) of the average Bid Price for the five trading days prior to the closing date of a Transaction which entitles the Consultant to receive such fees, or $5.00. Freely tradable, registered Common Stock, pursuant to an effective and current registration statement, shall be issued at the rate equal to the lesser of (i) seventy percent (70%) of the average Bid Price for the five trading days prior to the closing date of a Transaction which entitles the Consultant to receive such fees, or $7.50. All Transaction related fees payable hereunder shall be paid within seven business days following the closing of each Transaction.

6. Notification. The Company shall promptly notify the Consultant of any inquiry, or the



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        commencement of negotiations, with respect to any potential Transaction between the Company and any third party.

7.      Termination. This Agreement may be terminated by Company with thirty
        (30) days written notice, as follows: i. If Consultant is unable to provide the consulting services by reason of dissolution, files for protection under federal bankruptcy laws, or any bankruptcy petition or petition for received is commenced by a third part against Consultant, any of the foregoing of which remains undismissed for a period of sixty
        (60) days. ii. Change in control of Consultant resulting from a merger, acquisition or such other change wherein more than fifty percent (50%) of the Consultant's equity is exchanged, sold, or transferred to another party. iii. Breach or default of any material obligation of Consultant, which breach or default is not cured within five (5) days of written notice from Company.

8. Notice. Any notice required, permitted or desired to be given pursuant to any of the provisions of this Agreement shall be deemed to have been sufficiently given or served for all purposes if delivered in person or sent by certified mail, return receipt requested, postage and fees prepaid, or by national overnight delivery prepaid service to the parties at their addresses set forth below. Any party hereto may at any time and from time to time hereafter change the address to which notice shall be sent hereunder by notice to the other party given under this paragraph. The date of the giving of any notice sent by mail shall be the day two days after the posting of the mail, except that notice of an address change shall be deemed given when received. The addresses of the parties are as follows:

        TO CONSULTANT:

        CORPORATE FINANCIAL ENTERPRISES         VANTAGE CAPITAL, INC.
        2224 Main Street                        1990 S. Bundy
        Santa Monica, California 90405          Los Angeles, CA 90025
        Telephone: (310) 452-1005               Telephone: (310) 207-2777
        Facsimile: (310) 581-6806               Facsimile: (310) 207-1731

        TO THE COMPANY:
        ESAT, INC.
        16520 Harbor Boulevard
        Fountain Valley, California 92708
        Telephone: (888) 895-0007
        Facsimile: (714) 418-3220

9. Waiver. No course of dealing nor any delay on the part of either party in exercising any rights hereunder will operate as a waiver of any rights of such party. No waiver of any default or breach of this Agreement or application of any term, covenant or provision hereof shall be deemed a continuing waiver or a waiver of any other breach or default or



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        the waiver of any other application of any term, covenant or provision.

10. Definition of "Reasonable and Best Efforts." Consultant shall not guarantee, make any representation concerning (which representation would survive the closing of any escrow or other transaction) or warrant
        (i) the condition, performance, value, or profitability of any business purchased, sold by, or otherwise considered for purchase by the Company;
        (ii) the validity or authorization of any capital stock purchased, sold by, or otherwise considered for purchase by the Company; (iii) the market value of any capital stock, business or assets purchased, sold by, or otherwise considered for purchase by the Company; (iv) the ability to finance, refinance or otherwise mortgage or encumber any business or corporation purchased, sold by, or otherwise considered for purchase by the Company; or (vi) that Consultant will find or present any business or corporation which the Company will consider, approve or ultimately purchase or be able to purchase; or (7) the covenants, representations or warranties of any party to any stock purchase, asset purchase, merger or other agreement entered into by the Company with any third party.

11. Successors; Binding Agreements. Prior to the effectiveness of any succession (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, the Company will require the successor to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had occurred. As used in this Agreement, "Company" shall mean the Company as defined above and any successor to its business and/or assets which executes and delivers the Agreement provided for in this Section 11 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law or otherwise.

12. Notice of No Conflict. The Consultant has made the Company, its affiliates, and related parties aware that Mr. Michael C. Palmer is the President and owner of the Consultant and also serves in the capacity of Chief Executive Officer of eSAT, Inc. and is a member of the Board of Directors of eSat Inc. Having been made aware of this recognizes no conflict by and between the Consultant and eSAT, Inc. from actions arising from or contemplated by this Agreement.

13. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Any signature by facsimile shall be valid and binding as if an original signature were delivered.

14. Captions. The caption headings in this Agreement are for convenience of reference only and are not intended and shall not be construed as having any substantive effect.

15. Governing Law. This Agreement shall be governed, interpreted and construed in accordance with the laws of the state of California applicable to agreements entered into and to be performed entirely therein. Any suit, action or proceeding with respect to this



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        Agreement shall be brought exclusively in the state courts of the state of California or in the federal courts of the United States which are located in Los Angeles, California. The parties hereto hereby agree to submit to the jurisdiction and venue of such courts for the purposes hereof. Each party agrees that, to the extent permitted by law, the losing party in a suit, action or proceeding in connection herewith shall pay the prevailing party its reasonable attorneys' fees incurred in connection therewith.

16. Entire Agreement/Modifications. This Agreement constitutes the entire agreement between the parties and supersedes all prior understandings and agreements, whether oral or written, regarding Consultant's retention by the Company, including, but not limited to, the Prior Agreement and any agreements related thereto; provided, however, that all fees previously earned and/or paid to Consultant under the Prior Agreement shall be deemed earned, and shall be in addition to any fees payable hereunder. This Agreement shall not be altered or modified except in writing, duly executed by the parties hereto.

17. Warranty. The Company and Consultant each hereby warrant and agree that each is free to enter into this Agreement, that the parties signing below are duly authorized and directed to execute this agreement, and that this Agreement is a valid, binding and enforceable against the parties hereto.

18. Severability. If any term, covenant or provision, or any part thereof, is found by any court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, the same shall not affect the remainder of such term, covenant or provision, any other terms, covenants or provisions or any subsequent application of such term, covenant or provision which shall be given the maximum effect possible without regard to the invalid, illegal or unenforceable term, covenant or provision, or portion thereof. In lieu of any such invalid, illegal or unenforceable provision, the parties hereto intend that there shall be added as part of this Agreement a term, covenant or provision as similar in terms to such invalid, illegal or unenforceable term, covenant of provision, or part thereof, as may be possible and be valid, legal and enforceable.

        IN WITNESS HEREOF, the parties hereto have duly executed and delivered this Agreement as of the day and year first above written.

CORPORATE FINANCIAL                     VANTAGE CAPITAL, INC.
        ENTERPRISES, INC.

By:     /s/ Regis Possino               By:    /s/ Michael Palmer
   -------------------------------         -------------------------------------
        Regis Possino                          Michael Palmer
        President                              President



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ESAT, INC.

By:     /s/ Lawrence Early
   -------------------------------
        Lawrence Early
        Chief Financial Officer



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